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                                                                       EXHIBIT 6

                                    CONSENT


     We hereby consent to the use of our name in the first and second paragraphs under the heading "Legal Opinions" in the Prospectus Supplement dated March 4, 2003 to the Prospectus dated June 9, 1994 and in the first and second paragraphs under the heading "Legal Opinions" in the Prospectus dated June 9, 1994 relating to debt securities issued pursuant to Registration Statement No. 33-69124 of Canada Mortgage and Housing Corporation.


March 10, 2003


                                        /s/  Milbank, Tweed, Hadley & McCloy LLP
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                                             Milbank, Tweed, Hadley & McCloy LLP